UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2023

CLENE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah		84121
(Address of Principal Executive Offices)		(Zip Code)
(801) 676-9695
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On February 15, 2023, Chidozie Ugwumba, a Class II director of Clene Inc. (the “Company”), informed the Board of Directors of the Company (the “Board”) of his decision to resign from the Board and all committees thereof, effective immediately. Mr. Ugwumba was a member of the Audit Committee. Mr. Ugwumba resigned in order to focus his limited time on other professional opportunities, and not as a result of a disagreement on any matter relating to the Company’s operations, policies, or practices, including any accounting or financial policies or practices.

Change to Audit Committee Composition

On February 15, 2023, in connection with Mr. Ugwumba’s resignation, the Board appointed John H. Stevens, M.D., a current director of the Company, to the Audit Committee. The Audit Committee continues to be comprised of three independent directors – Alison H. Mosca, Shalom Jacobovitz, and Dr. Stevens.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: February 17, 2023	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

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